UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2009
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	(Commission File Number)	74-2421034
(State or other jurisdiction of	001-33661	(I.R.S. Employer
incorporation)		Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (512) 434-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Guaranty Financial Group Inc. (the “Company”) is filing this Report on Form 8-K to disclose that it has not completed its financial statements for the fiscal year ended December 31, 2008, and that accordingly it has not filed its Annual Report on Form 10-K for that year on a timely basis. As previously disclosed, the Company continues to review with its independent registered public accountants the appropriate valuation for balance sheet purposes of its mortgage-backed securities portfolio, including the extent of other-than-temporary impairment of this portfolio. The outcome of this analysis could affect, among other things, the adequacy of the Company’s capital. This analysis could be affected by pending action by the Financial Accounting Standards Board with respect to the recognition and presentation of other-than-temporary impairment, as outlined in Proposed FASB Staff Position FAS 115-a, FAS 124-a, and EITF 99-20-b.
On June 8, 2008, the Company disclosed that Guaranty Bank’s board of directors adopted a resolution, at the request of the Office of Thrift Supervision (“OTS”), confirming, among other things, that Guaranty Bank will maintain Core and Risk-based capital ratios of at least 8% and 11%, respectively. On a preliminary unaudited basis, we believe that we have fallen below these prescribed capital ratios as of March 31, 2009. Our capital ratios could be impacted by the anticipated decision of the Financial Accounting Standards Board discussed above. These ratios are also impacted by regulatory requirements for capital treatment of our mortgage-backed securities portfolio. Guaranty Bank is discussing with OTS the capital treatment of our mortgage-backed securities, and additional enforcement action beyond the capital maintenance resolution.
Also, as previously disclosed, on a preliminary unaudited basis the Company anticipates that it will report that it incurred a loss of $444 million, or a loss of $8.84 per diluted share, for the year ended December 31, 2008, compared to earnings of $78 million, or $2.20 per diluted share, for the year ended December 31, 2007. Depending on the final determination of the appropriate valuation of the mortgage-backed securities portfolio, including the extent of other-than- temporary impairment of this portfolio, the loss actually reported by the Company could be higher.
The Company is in discussions with its board of directors and principal stockholders, as well as with government authorities, concerning raising substantial additional equity capital which, if completed, would result in significant dilution for the current common stockholders. No agreements have been reached with respect to this capital infusion.
Note: Certain matters discussed in this Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward- looking statements. These statements reflect management’s views with respect to events as of the date of the forward-looking statement and are subject to risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to being a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; unfavorable changes in economic conditions affecting housing markets, credit markets, real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; government intervention in the U.S. financial system; changes in the financial performance and/or condition of our borrowers; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, mortgage-backed securities valuation and impairment assessments, ability to realize deferred tax assets, and goodwill impairment assessments, which may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk that may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of any merger, acquisition or divestiture, and the success of our business following any merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the various agreements with Temple-Inland Inc. and Forestar Group Inc. (formerly Forestar Real Estate Group Inc.); the ability to maintain capital ratios acceptable to the Office of Thrift Supervision; and changes in the value of real estate securing our loans. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: March 31, 2009	By:	/s/ Ronald D. Murff
		Name:	Ronald D. Murff
		Title:	Senior Executive Vice President, Chief Financial Officer